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                                                                    EXHIBIT 10.1

                                AMENDMENT TO THE
                    UNIFIRST CORPORATION PROFIT SHARING PLAN

WHEREAS, Unifirst Corporation (the "Employer") established the Unifirst Corporation Profit Sharing Plan (the "Plan") to provide retirement income and other benefits for certain of its employees and their beneficiaries; and

WHEREAS, Section 401(k) of the Internal Revenue Code (the "Code") has been amended, effective for years after 1999, to permit qualified 401(k) plans such as the Plan to adopt certain "safe harbor" provisions which will make the Plan easier to administer; and

WHEREAS, the Employer has determined to amend the Plan so that it will include a "safe harbor" matching contribution feature in accordance with Code Section 401(k)(12)(B).

NOW, THEREFORE, effective as of January 1, 2000 the Plan is amended as follows:

1. The first, second, and third "bullet" clauses of Section 3.2 are amended to read as follows:

-- has completed at least one year of service under the elapsed time method described in Section 2.2 before that last day of the plan year, except that this condition is not a requirement to be allocated Code Section 401(k)(12)(B) matching contributions described in Section 5.2

-- has been paid for 1,000 or more hours of service in the plan year, except that:

     -- effective as of January 1, 1994 this requirement need not be met if the participant's status as an active employee ended during the plan year due to retirement on or after normal retirement age, on account of permanent and total disability, or death; and

     -- effective as of January 1, 2000, this condition is not a requirement to be allocated Code Section 401(k)(12)(B) matching contributions described in Section 5.2.

-- is employed or has "employment-type credit" and is a member of an eligible employee class on the last day of such plan year, except that




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           this requirement need not be met if the participant was a member of an eligible class and this status ended during the plan year due to retirement on or after normal retirement age, on account of permanent and total disability, or death; and

           effective as of January 1, 2000, this condition is not a requirement to be allocated Code Section 401(k)(12)(B) matching contributions described in Section 5.2.

2. Section 4.1, which describes the sources of contributions to the Plan, is amended by striking the first seven lines and replacing them with the following eight lines so that it is clear that the Employer will contribute Code Section 401(k)(12)(B) matching contributions to the Plan in addition to such discretionary profit sharing contributions as its Board may authorize:

      4.1 SOURCES OF CONTRIBUTIONS. Contributions to the plan will be from the following sources:

--    The employer,

      --    which will deposit amounts according to participants' Code Section
401(k) compensation reduction elections; and

      --    which will make matching contributions to participants' account in accordance with Code Section 401(k)(12)(B) and as described more fully in
Section 5.2; and

      --    which may contribute additional discretionary profit sharing amounts, if approved by its board, which amounts will be shared according to ratios based on compensation and excess compensation, as described in Section 5.2; and

3. In Section 5.2 the first and second "bullet" clauses are amended and a new third "bullet clause" is added:


-- Amount of additional employer contributions. For each plan year each participating employer in the plan will contribute the amount necessary to make matching contributions to participants' accounts in accordance with Code Section 401(k)(12)(B) and such additional "profit sharing" amounts as its board of directors determines.

-- Eligibility for additional employer matching and profit sharing contributions and forfeitures. Code Section 401(k)(12)(B) matching contributions and additional profit sharing employer contributions and forfeitures will only be shared by participants who have satisfied the special service requirements described in Section 3.2.




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--   How Code Section 401(k)(12)(B) matching contributions are to be allocated:

     --    Step 1:  in an amount equal to 100% of the participant's Code section 401(k) deferrals, but not to exceed 3% of the participant's compensation for the plan year; and

     --    Step 2:  in an amount equal to 50% of the participant's Code section
401(k) deferrals which exceed 3% of the participant's compensation for the plan year, with no matching contribution required with respect to 401(k) deferrals in excess of 5% of the participant's compensation for the plan year.

4.   In Section 7.1 the first "bullet" clause is amended:

-- A participant has fully vested interest at all times in his account attributable to his own 401(k) deposits, to his 401(k)(12)(B) matching contributions, to his "after-tax" employee contributions, if any, and to his rollover accounts, if any.

5. Section 12.2 is amended by inserting the following new "bullet" clause as the first clause:

-- In any plan year in which the requirements of Code Section 401(k)(12) are met, limitation of 401(k) percentages of highly compensated employees under this Test 2 of this Section 12.2 is not required.

6. Sections 12.3 is amended by inserting the following new "bullet" clause as the first clause:

-- In any plan year in which the requirements of Code Section 401(k)(12) are met, limitation of 401(m) percentages of highly compensated employees under this Section 12.3 is not required.



IN WITNESS WHEREOF, this Amendment is adopted.

                                  UniFirst Corporation



                                  By: /s/ John B. Bartlett
                                      ----------------------

                                  Title: Sr. Vice President
                                         -------------------


Date: December 6, 1999






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